LEASE AGREEMENT

THIS LEASE AGREEMENT is made and entered into on November 1, 2005 or upon the date of full completion, by and between LA MIRADA PLAZA, LLC., a Florida Limited Liability Company with its principal office at 3501 West Vine Street, Suite 335,  Kissimmee,  Florida  34741 (" Landlord "), and Ultimate Resort, LLC, with its principal office at 3501 West Vine Street, Suite 225, Kissimmee, Florida 34741 (“Tenant ").
WITNESSETH:

That for and in consideration of the rentals hereinafter reserved and of the mutual covenants and agreements hereinafter set forth, the parties hereto do hereby mutually agree as follows:

ARTICLE I, GRANT AND TERM

SECTION 1.01   DEMISED PREMISES. The Landlord hereby leases to Tenant for the term and upon the covenants hereinafter set forth approximately 3,005 square feet of second floor area in La Mirada Plaza , Kissimmee, Florida  (hereinafter "Office Building"). The Office Building is described in Exhibit "A-1" hereto, which exhibit is incorporated herein by reference. The leased space shall hereinafter be referred to as the "Demised Premises". The Demised Premises are outlined in red on the site plan of the Office Building attached hereto and made a part hereof as Exhibit "A-2", and are more particularly described as Suite 225 of the subject Office Building.

SECTION 1.02   TERM.  The term of this Lease shall be for Sixty (60) Months  commencing November 1, 2005, or upon the date of full completion (hereinafter referred to as {"Commencement Date"}) and expiring midnight on October 31, 2010, unless sooner terminated in accordance with the provisions hereof (the "Expiration Date"). The first lease year shall terminate on the 31st day of October, 2006 next following the Commencement Date. All subsequent lease years shall continue for twelve (12) calendar months thereafter, except the last lease year shall terminate on the date the Lease is terminated.

ARTICLE II,   RENT AND DEPOSIT

SECTION 2.01                                                           MINIMUM RENT.   During the entire term of the Lease, the Tenant shall pay according to the following rent schedule:

Period	Monthly Base

11/01/05-10/31/06	$5,008.33 plus sales tax*
11/01/06-10/31/07	$5,258.75 plus sales tax*
11/01/07-10/31/08	$5,509.17 plus sales tax*
11/01/08-10/31/09	$5,759.58 plus sales tax*
11/01/09-10/31/10	$6,010.00 plus sales tax*

  *CAM Charges Included

payable to Landlord in equal installments, in advance, on the first day of the month. In the event the Tenant takes occupancy of the Premises prior to the Commencement Date outlined in Section 1.02, then the base rent for the fractional month shall be appropriately prorated, based on a thirty (30) day month.

SECTION 2.02   PERCENTAGE RENT.  Intentionally deleted.

SECTION 2.03   DEPOSIT.  No deposit is to be paid or become due during the term of this lease.

SECTION 2.04   PAYMENTS BY TENANT. All payments and charges required to be made by Tenant to Landlord hereunder shall be payable in coin or currency of the United States of America, without notice or demand, at the address indicated herein. No payment to or receipt by Landlord of a lesser amount than the then amount required to be paid hereunder shall be deemed to be other than on account of the earnest amount of such obligation then due hereunder. No endorsement or statement on any check or other communication accompanying a check for payment of any amounts payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check in payment without prejudice to Landlord's right to recover the balance of any sums owed by Tenant hereunder or to seek recovery of possession for non-payment of the full amount due and owing the Landlord. Tenant hereby waives any and all right to offset or charge any amount owed to Tenant by Landlord against the guaranteed minimum rent, percentage rent or any other monies due the Landlord under this Agreement.

SECTION 2.05   LATE CHARGE. In the event any sums required hereunder to be paid are not received on or before the fifth (5th} calendar day after the same are due, then, for each and every late payment, Tenant shall immediately pay, as additional rent, a service charge equal to the greater of Seventy-Five Dollars ($75.00), or Five Dollars ($5.00) per day for each day after the due date of such payment that such payment has not been received by Landlord, or four percent (4%) of the amount required to be paid. Notwithstanding this service charge, Tenant shall be in Default under this Lease if any payment required to be made by Tenant hereunder is not paid on or before its due date. In the event of default by Tenant in the payment of any other sums of money required hereunder, interest at the highest rate allowed by law shall accrue on the amount of such rental in default or other sums of money due the Landlord hereunder, which interest shall be in addition to the service charge as herein provided. Late charges will only apply on occasions when Landlord does not owe Tenant sums in excess of the rent due as a result of other services performed by Tenant for the Landlord.

ARTICLE III,   PREPARATION OF DEMISED PREMISES

SECTION 3.01   SITE PLAN. Exhibit A sets forth the general layout of development of the Plaza. The Landlord does not warrant or represent that the Plaza will be exactly as shown thereon. Landlord may change or alter the parking lot layout, any of the buildings in the Plaza, may sell or lease any portions of the Plaza, all without the consent of or notice to the Tenant.  The Landlord hereby agrees that the relative location and actual size of the Demised Premises shall remain substantially unchanged.

SECTION 3.02    LANDLORD'S WORK. Tenant agrees to accept the Premises in “as is” condition. Landlord, at Its expense, shall construct the Demised Premises, substantially in accordance with the Outline Specifications attached hereto and made a part hereof as Exhibit A-2 (hereinafter referred to as Landlord's work). All other work done by Landlord a Tenant's request shall be at Tenant's expense and shall be paid for within ten (10) days after the presentation to Tenant of a bill for such work.  The premises shall have been deemed approved and accepted by Tenant to be in good condition and repair and any construction in or alteration made by the landlord to the premises shall have been deemed by the Tenant to have been completed, approved and accepted when the Tenant opens for business in the demised premises.

SECTION 3.03   DELIVERY OF POSSESSION DATE.  On the day when Landlord's work is substantially completed and the Demised Premises are ready for Tenant to begin its work under Section 3.04, Landlord will give Tenant a Delivery of Possession Date Certificate (the date specified in such Certificate is "The Delivery of Possession Date"). Tenant agrees to take physical possession of The Demised Premises in "As-Is" condition on such date. From and after The Delivery of Possession Date the Tenant agrees to diligently perform Tenant's work.

SECTION 3.04   TENANTS WORK. Other than work done pursuant to section 3.02, all work is to be performed by Tenant at its expense (hereinafter referred to as Tenant's Work ) in accordance with Exhibit "B" attached hereto. All entry into the Demised Premises and work done by Tenant shall be at Tenant's risk. All work performed by Tenant shall be subject to Landlord's prior written approval and shall be in accordance with good construction practices, all applicable laws, insurance requirements, and Landlord's rules and regulations. Further, the Landlord shall have no responsibility or liability for any loss or damage to any property belonging to Tenant; the Tenant agrees to pay for all the utilities used by Tenant prior to the Commencement Date. Tenant shall furnish all certificates and approvals, which may be necessary so that a certificate of occupancy for the demised premises may be issued. Copies of all such certificates shall be delivered to Landlord. The Demised Premises shall be ready for the opening of Tenant's business by the Commencement Date.

SECTION 3.05   ALTERATIONS BY TENANT
           (a)  Tenant may not make any alterations to the Demised Premises without the prior written consent of the Landlord. Such alterations shall be performed in a good and workmanlike manner and in accordance with applicable legal and insurance requirements and the terms of this Lease.

           (b)  In the event that any mechanics lien is filed against the Demised Premises or Office Building as a result of any work or act of Tenant, the same constitutes a default under the lease, Tenant, at its expense, shall discharge the same within ten (10) days from the filing thereof. If the Tenant fails to discharge said mechanic's s lien, Landlord may bond or pay said lien and all sums so advanced shall be paid on demand as additional rent the Tenant agrees to indemnify and hold the Landlord harmless from and against any and all liabilities incurred by the Tenant or claimed or charged against the Demised Premises on account of any claims, expenses or liens incurred by the Tenant in connection with the premises and the Tenant shall promptly pay or otherwise discharge any and all such calms, expenses and liens, including any mechanics liens asserted or claimed against the premises or any part thereof.  In no event shall the Landlord or any of the Landlord's property be liable for or chargeable with any expense or lien for work, labor or materials used in the premises or in any improvement or change thereof at the request of or upon the order of or to discharge the obligation of the Tenant.

(c)  Prior to the commencement of any work, Tenant shall obtain public liability and workmen's compensation insurance to cover every contractor to be employed, and shall deliver duplicate originals of all certificates of such insurance to Landlord for written approval.

(d)  If, in an emergency, it shall become necessary to make repairs required to be made by Tenant Landlord may re-enter the Demised Premises and proceed to have such repairs made and pay the costs thereon Tenant shall pay the Landlord the cost of such repairs on demand as additional rent.

(e)  All alterations, additions and improvements to the premises, whether performed or constructed by Tenant or Landlord, shall immediately become the exclusive property of the Landlord regardless of the manner affixed or attached to the premises, and shall be surrendered with the premises at the termination of the Lease.  All trade fixtures installed by the Tenant shall be new or completely reconditioned.  Tenant may remove said trade fixtures from the Demised Premises at any time and from time to time during the Lease term, but the right of such removal is subject to the Tenant not being in default under any of the terms and conditions of this Lease and satisfactory repair of any damage to the Demised Premises caused by Tenant's removal of any such trade fixtures prior to the termination or expiration of the Lease term.

ARTICLE IV,   CONDUCT OF BUSINESS

SECTION 4.01   USE.   The Tenant shall use and occupy the Demised premises for the following purposes only, and for no other purpose; Vacation Destination Club.

SECTION 4.02   OPENING; ESTOPPEL CERTIFICATE.  The Tenant agrees to open for business to the public following thirty (30) days following the Delivery of Possession Date and thereafter conduct its regular business operations continuously on all days and at all hours during which the Office Building Is open for business. From time to time and upon five (5) days notice, Tenant agrees to execute and deliver a written acceptance/estoppel certificate confirming that Tenant has accepted the Demised Premises and such other acts relative to this Lease as Landlord or any mortgagee of the Plaza may request to be confirmed.

SECTION 4.03   UTILITIES/HVAC.  The Tenant, at its expense, shall arrange for and pay all costs of and charges for all utilities and services provided or used In or at the Demised Premises, commencing with the Delivery of Possession Date and throughout the term of this Lease. Tenant shall pay directly to the public utility companies the cost of any installation of any and all such utility services.  The Tenant agrees to indemnify and hold harmless the Landlord from an against any and all claims arising from the installation and maintenance of such utility services and from all costs and charges for utilities consumed on or by the Demised Premises. Should the Landlord decide to use a master meter for any utility service, the usage of such utility service shall be allocated to the Tenants on a ratio of square footage of the Tenant's demised premises to that of the total square footage serviced by such meter.  Should sewage service be provided to the Demised Premises via a septic tank or sewage package plant and should such sewer lines be constructed in the locale of the shopping center, and should any government agency having jurisdiction over same require the connection of the Demised Premises to such facilities, the Tenant shall pay the cost of such connection, including related impact and/or tap fees assessed on a pro-rata basis based on the ratio of square footage of the Demised Premises to the ratio of the square footage being tied to such utilities. Notwithstanding the above, should the Tenant's usage of the Demised Premises require an increase in impact and/or tap fees above the rates charged for a minimum usage retail outlet, then in that event the Tenant shall pay such additional expense.

SECTION 4.04   SIGN.  Tenant shall install and maintain one (1) sign affixed to the front of Demised Premises, subject to the written prior approval of landlord, and legal and insurance requirements.  The Tenant's sign shall be consistent with the specifications and requirements contained In Exhibit "C" attached hereto.  Tenant shall pay for all costs in connection with such sign and shall be responsible for the cost of proper installation and removal thereof and any damage caused to the Demised Premises thereby.  In the event Landlord deems it necessary to remove such sign then Landlord shall have the right to do so.  No additional signs, which can be seen from the exterior of the Demised Premises, shall be installed without the prior written consent of the Landlord.

SECTION 4.05   TENANT'S  WARRANTIES.  The Tenant warrants, represents, covenants and agrees to:  (i) keep the Demised Premises and any platform or loading dock used by Tenant in a neat and clean condition, keep sidewalks and alleys adjoining the premises free and clear of rubbish and shall store all trash and garbage within the premises and shall arrange for regular pickup and removal thereof; (ii) pay, before delinquent, any and all taxes, assessments and public charges imposed upon Tenant's business or fixtures, and pay when due all fees of similar nature; (iii) observe all rules and regulations established by Landlord for all tenants in the Plaza; (iv) observe all restrictive covenants of record which are applicable to the Plaza, provided the same do not prohibit Tenant's permitted use of  the Demised Premises; (v) not use the parking areas or sidewalks or any space outside the Demised Premises for marketing, display, sale, storage, or any other similar undertaking; (vi) not use any advertising medium or sound devises inside the Demised Premises which may be heard outside the Demised Premises, or permit any objectionable odors to emanate from the Demised Premises; (vii) keep the Demised Premises sufficiently heated to prevent freezing of water in pipes and fixtures in and about the Demised Premises; (viii) keep the temperature within the Demised Premises at such levels as may be required by any federal, state or local laws, ordinances, or regulations; (ix) maintain a full and complete stock of merchandise so as to attain the highest possible Gross Sales; (x} prohibit the burning of any trash of any kind in or about the building nor shall the Tenant permit rubbish, refuse or garbage to accumulate nor permit any fire or health hazard to exist on or about the premises.

SECTION 4.06   LEGAL REQUIREMENTS.  Tenant shall, at its own expense, comply with all laws, orders, ordinances and with directions of public officers thereunder, and all notices from Landlords mortgagee respecting all matters of occupancy, condition or maintenance of the Demised Premises, whether such orders or directions shall be directed to Tenant or Landlord, and Tenant shall hold Landlord harmless from any and all costs or expenses on account thereof.  Tenant shall procure and maintain all licenses and permits legally necessary for the operation of Tenant's business and allow Landlord to inspect them on request.

ARTICLE V,   COMMON AREA

SECTION 5.01   USE.   During the term of this Lease Tenant is granted, subject to Landlord's rules and regulations, the non-exclusive license to permit its customers and invitees to use the sidewalks, customer parking areas, the entrance and exit ways designated by Landlord for access to the Demised Premises from a public street or highway. Landlord shall have the following rights with respect to the common areas throughout the term hereof: (i) to close all or any portion thereof temporarily to discourage non-customer use; and (ii) to modify the traffic flow pattern and layout of parking spaces and entrances and exits to adjoining public streets. Notwithstanding anything contained herein to the contrary, all common areas shall at all times be subject to the exclusive control, administration and management of Landlord, in Landlord's sole discretion.

SECTION 5.02   MAINTENANCE.  Landlord agrees to maintain and keep in good service and repair all common areas.

ARTICLE VI.   REPAIRS AND MAINTENANCE

SECTION 6.01   LANDLORD'S OBLIGATIONS.  Landlord shall keep in good repair the sewer and water lines servicing the Demised Premises, and the structural supports of the buildings.

SECTION 6.02   TENANT'S OBLIGATIONS.  Except as stated in Section 6.01, Tenant, at its expense, shall (i) make all repairs and replacements and perform all maintenance work that is necessary, including heating and air conditioning, in order to keep the Demised Premises in good order and repair and in a safe and dry tenantable condition; (ii) Install and maintain such fire protection devices as may be required by any governmental body or insurance underwriter for the Plaza; (iii) provide trash storage and removal services, except that if Landlord, at its sole discretion, shall provide trash services. Tenant shall be obligated to use and pay for same within ten (10) days of being billed therefore; and (iv) change the Tenant's air conditioning filter five (5) times a year and have the Tenant's air conditioner and heater serviced two (2) times per year. Notwithstanding any contrary provision of this Article VI, Tenant, at its expense, shall make any and all repairs to the Demised Premises as may be necessitated by any break-in, forcible entry, or other trespass into or upon the Demised Premises, regardless of whether or not such entry and damage is caused by the negligence or fault of Tenant or occurs during or after business hours.  The plumbing facilities shall not be used for other than its intended purpose. The expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by the Tenant who shall have caused same. All such repairs to be made by the Tenant hereunder shall be made promptly at Tenant's expense.

ARTICLE VIII.   INSURANCE, INDEMNITY AND LIABILITY

SECTION 8.01   LANDLORD'S OBLIGATIONS. Landlord shall obtain and maintain during the term of this Lease, fire and extended coverage insurance, insuring against all reasonable perils and liabilities, for eighty percent (80%) of the replacement value of the Demised Premises and Landlord's Work. Such insurance shall be issued by an insurance company licensed to do business in the jurisdiction to which the Plaza is located. Tenant shall reimburse Landlord for its proportionate share of such insurance cost as a portion of the Common Area Expenses described in Article V.

SECTION 8.02   TENANT'S OBLIGATIONS.

(a) Tenant at Tenant's sole cost and expense shall obtain and maintain for the term of this Lease, insurance policies providing the following coverage: (i) Tenant's fixtures equipment furnishings merchandise and other contents in the Demised Premises for the full replacement value of said items; (ii) all perils included fin the classification are and extended coverage under insurance industry practices in the jurisdiction in which the Plaza is located; (iii) plate glass insurance; and (iv) comprehensive general liability insurance naming Landlord, any mortgagee and master lessor as additional insureds which policy is to be in the minimum amount of Five Hundred Thousand Dollars ($500,000.00) with respect to any one person in the minimum amount of One Million dollars ($1,000,000.00) with respect to any one accident and in the minimum amount of One Hundred Thousand Dollars ($100,000.00) with respect to property damage. Tenant shall deliver to Landlord certificates of insurance or duplicate originals of each such policy.  The limits for insurance policies as required above shall not be construed as limitations on the liability of the Tenant.

(b) The policy described in this Section 8.02 shall: (i) be acceptable to the Landlord in Landlord's sole discretion in form and content; (ii) contain an express waiver of any right of subrogation by the insurance company against the Landlord, Landlord's agents and employees; (iii) contain a provision that it shall not be canceled and that it shall continue in full force and effect unless Landlord has received at least thirty (30) days prior written notice of such cancellation or termination; and (iv) not be materially changed without prior notice to the Landlord.

(c) Tenant shall not permit to be done any act which will invalidate or be in conflict with the fire insurance policies covering the Plaza or any other insurance referred to in this Lease.  Tenant will promptly comply with all rules and regulations relating to such policies. If the acts of Tenant or its employees or agents shall increase the rate of Insurance referred to in this Lease such increases shall be immediately paid by Tenant as additional rent.

SECTION 8.03   COVENANTS TO HOLD HARMLESS.

(a) Landlord and Tenant each hereby release the other, its officers, directors, employees, and agents from any and all liability or responsibility for any loss or damage to the extent property is covered by valid and collectable fire insurance with standard and extended coverage endorsement even if such fire or other casualties shall have been caused by the fault or negligence of the other party or any one for whom such party may be responsible. Tenant agrees to pay the increased insurance cost if any resulting from such release.

(b) Tenant hereby indemnifies and agrees to hold harmless and shall defend Landlord from and against any and all claims that arise from or in connection with the possession use occupation management repairs maintenance or control of the Demised Premises or any portion thereof and any sidewalks adjoining same including the loss theft or damage to any property of the Tenant or others including fixtures inventory and merchandise on the demised premises Tenant shall at its own cost and expense defend any and all actions which may be brought against Landlord any mortgagee or master lessor with respect to the foregoing.  The Tenant shall pay satisfy and discharge any and all judgments orders and decrees which may be recovered against Landlord any mortgagee or master lessor in connection with the foregoing.  The Landlord shall not be liable for any damage or injury caused to any person or property by reason of the failure of the Tenant to perform any of Its covenants or agreements hereunder nor for such damage or injury caused by reason of any defect in the premises now or in the future existing nor for any damage or injury caused by any present or future defect in plumbing wiring or piping in the store space or any part of the Demised Premises.

SECTION 8.04   LIABILITY OF LANDLORD TO TENANT. Except with respect to any damages resulting from the gross negligence of Landlord its agents or employees Landlord shall not be liable to Tenant, its agents, employees or customers for any damage loss compensation accident or claims whatsoever.

ARTICLE IX.   DESTRUCTION OF DEMISED PREMISES

SECTION 9.01.   Subject to the provisions of Section 9.02 if the Demised Premises shall be partially damaged by any casualty covered by Landlord's insurance policy Landlord shall repair the same to their condition at the time of the occurrence of the damage and the minimum rent shall be abated proportionately as to that portion of the Demised Premises rendered untenantable; provided however Landlord shall not be obligated to commence such repair until insurance proceeds are received by Landlord and Landlord's obligation hereunder shall be limited to the application of the proceeds actually received by Landlord under its insurance policy which have not been required to be applied towards the reduction of any indebtedness secured by a mortgage covering the Plaza and any portion thereof.

SECTION 9.02.                                If the Demised Premises (i) are rendered wholly untenantable; or (ii) should be damaged as a result of the risk which is not covered by Landlord's insurance; or (iii) should be damaged in whole or in part during the last two (2) years of the Term or of any renewal term hereof; (iv) or the building of which it is a part whether the Demised Premises are damaged or not or all of the buildings which then comprise the Plaza should be damaged to the extent of fifty (50%) percent or more of the then monetary value thereof; (v) or if any or all of the buildings or common area of the Plaza are damaged whether or not the Demised Premises are damaged to such an extent that the Office Building cannot in the sole judgment of Landlord be operated as an integral unit then or in any such events Landlord may either elect to repair the damage or may terminate this Lease by notice of termination within One Hundred Eighty (180) days after such event and thereupon this Lease shall expire and Tenant shall vacate and surrender the Demised Premises to Landlord. Tenant's liability for rent subject to the provisions regarding abatement of minimum rent contained in Section 9.01 shall continue until the date of termination of this lease.

SECTION 9.03.   In the event Landlord elects to repair the damage insurable under Landlord's policies any abatement of rent shall end five (5) days after notice by Landlord to Tenant that the Demised Premises have been repaired. If the damage is caused by negligence of Tenant or its employees, agents, invitees, or concessionaires, there shall be no abatement of rent. Unless this Lease is terminated by Landlord Tenant shall repair and re-fixture the interior of the Demised Premises in a manner and at least a condition equal to that existing prior to its destruction or casualty and the proceeds of all insurance carried by Tenant on its property and improvements shall be held in trust by Tenant for the purpose of said repair and replacement.

ARTICLE X,   CONDEMNATION

SECTION 10.01   EMINENT DOMAIN. If the whole of the Demised Premises or more than twenty five percent (25%) of the floor area of the Demised Premises shall be taken or condemned by any competent government authority then either party may elect to terminate this Lease by giving notice to the other party not more than sixty (60) days after the date on which such title shall vest in the authority.  If the parking facilities are reduced below the minimum parking requirements imposed by the applicable authorities Landlord may elect to terminate this Lease by giving Tenant notice within one hundred twenty (120) days after such taking. In addition if any Major Tenant shall terminate its lease with the Landlord pursuant to the taking of its store Landlord may terminate this Lease on written notice to Tenant within sixty (60) days after notice to Landlord that a Major Tenant is terminating its lease.  In case of any taking or condemnation whether or not the term of this Lease shall cease and terminate the entire award shall be the property of Landlord. Tenant may file such claims as are permitted by law for the loss of its leasehold interest business dislocation damages moving expenses and other damages caused by such taking or appropriation provided that such claim shall not interfere in any manner with any claim the Landlord may have pursuant to such taking or appropriation. The Tenant in no event shall have any claim against the Landlord for the value of any unexpired term of the Lease.

SECTION 10.02   RENT APPORTIONMENT. Tenants obligation to pay Minimum Rent shall be apportioned or end as the case may be as of the date of vesting of title or termination of this Lease.  Any purchase of all or a portion of the Plaza in lieu of a taking or condemnation under powers of eminent domain shall be a taking or condemnation thereof.

ARTICLE XI,   ASSIGNMENT, SUBLETTING AND ENCUMBERING
LEASE

Tenant shall not transfer, assign, mortgage or encumber this Lease or sublet or permit the Demised Premises to be used by others, without the prior written consent of Landlord. In the event Tenant shall be a corporation, any transfer, sale, pledge, or other disposition of a material stock interest of the Tenant shall be deemed an assignment of this Lease. If this Lease is assigned or if the premises or any part thereof is sublet or occupied by anyone other than the Tenant without the express written consent of the Landlord, the Landlord may collect rent from the assignee, subtenant, or occupant and apply the net amounts collected to all rent herein reserved, but no assignment, subletting, occupancy or collection shall be deemed a waiver of the covenants contained herein or the acceptance of the assignee, subtenant or occupant as Tenant or a release of the performance of the covenants of the Tenant s part herein contained. In the event Landlord's written consent is given to an assignment or subletting, the Tenant and any guarantor shall nevertheless remain liable to perform all covenants and conditions hereof and to guarantee such performance by the assignee or subtenant. It the Landlord shall consent to an assignment of this Lease, no further or additional assignments may be made without the prior written consent of the Landlord.

ARTICLE XII,   SUBORDINATION AND FINANCING

SECTION 12.01   SUBORDINATION.  This Lease and Tenants tenancy hereunder shall be subject and subordinate at all times to the lien of any mortgage deed of trust (including any renewals, modifications, extensions, or future advances thereof), or other method of financing or refinancing, now or hereafter placed upon the interest of the Landlord and the demised premises. Tenant agrees to execute and deliver such instruments as may be desired by Landlord or by any mortgage subordinating this Lease to said lien.

SECTION 12.02   ATORNMENT.  If, and so long as this Lease is in full force and effect, then at the option of the mortgagee; (i) this Lease shall remain in full force notwithstanding (A) a default under the mortgage by Landlord (B) failure of Landlord to comply with this Lease (C) a defense to which Tenant might be entitled against Landlord under this Lease or (D) any bankruptcy or similar proceedings with respect to the Landlord, (ii) if any such mortgagee shall become possessed of the Demised Premises, Tenant shall be obligated to such mortgagee to pay to it the rentals and other charges due hereunder and to thereafter comply with all the terms of this Lease; (iii) if any mortgagee or purchaser at a private or public sale shall become possessed of the Demised Premises, Tenant shall, without charge, attorn to such mortgagee or purchaser as its landlord under this Lease.

SECTION 12.03   FINANCING.  In the event the construction lender, land lessor, or the permanent lender for the Shopping Center requires as a condition to financing modifications to this Lease, provided such modifications are reasonable, do not adversely affect Tenant, do not materially alter the approved working plans and do not increase the rentals and other sums to be paid hereunder, the Landlord shall submit to Tenant a written amendment with such required modifications and if Tenant fails to execute and return within ten (10) days thereafter the amendments that have been submitted, then the Landlord shall have the right to cancel this Lease, upon written notice to Tenant.

ARTICLE XIII,  DEFAULTS.

SECTION 13.01   ELEMENTS OF DEFAULT.   If any one or more of the following events occur, said event or events shall hereby be classified as a Default:

(a)
if Tenant or any guarantor of Tenant's obligations hereunder shall make an assignment for the benefit of creditors or file a petition in any state court in bankruptcy reorganization composition or make an application in any such proceedings for the appointment of a trustee or receiver for all or any portion of its property;

(b)
if any petition shall be filed under the state law against Tenant or any guarantee of Tenant's obligations hereunder in any bankruptcy reorganization or insolvency proceeding and said proceedings shall not be dismissed or vacated within thirty (30) days after such petition is filed;

(c)
if a receiver or trustee shall be appointed under state law for Tenant or any guarantor of Tenant's obligations hereunder for all or any portion of the property of either of them and such receivership or trusteeship shall not be set aside within thirty (30) days after such appointment;

(d)
if Tenant refuses to take possession of the Demised Premises at the Delivery of Possession Date or fails to open its doors for business within thirty (30) days following the Delivery of Possession Date as required herein or vacates the Demised Premises and permits the same to remain unoccupied and unattended;

(e)
if Tenant is a corporation if any part or all of its stock representing effective voting control of Tenant shall be transferred so as to result in a change in the present effective voting control of Tenant such change is not consented to in writing by Landlord; provided however this provision shall not apply if Tenant is a publicly traded corporation or if the transfer of shares of stock is to any one or more individuals in the Tenant's immediately family.

(f)
if Tenant fails to pay Minimum Rent, Percentage Rent, Fund contribution, its share of Common Area Expenses or any other charges required when same shall become due and payable and such failure continues for five (5) days;

(g)
if Tenant shall fail to perform or observe any terms and conditions of this Lease and such failure shall continue for ten (10) days after written notice from Landlord (except that such ten (10) day period shall be automatically extended for such additional period of time as is reasonably necessary to cure such default if such default cannot be cured within such period provided that Tenant is in the process of diligently curing same. This provision shall not apply to monetary obligations the nonperformance of which is covered under sub-paragraph (f)

(h)	if Tenant shall be given three (3) notices of Default under Section 13.01 (f) or (g), notwithstanding any subsequent cure of the noticed Default; or

(i)	if any execution levy attachment or other legal process of law shall occur upon Tenant's goods fixtures or interest in the Demised Premises.

SECTION 13.02   LANDLORD'S REMEDIES.

(a)
NON MONETARY DEFAULT. Upon the occurrence of any Default (other than 13.01 (f)) Landlord may give written notice of such Event of Default to Tenant and in such event Tenant shall immediately upon the giving of such written notice and continually and diligently thereafter pursue Tenant's obligations in question and seek to cure such Event of Default but in any event Tenant shall have a maximum of Ten (10) days in which to cure the complaint of Event or Events of Default. Upon the failure of Tenant to cure any Event of Default within the time hereinbefore provided, or if Tenant shall fail to diligently and continually seek to remedy any complaint of Event of Default (other than 13.01 (f) ), Landlord may declare the rights of Tenant under this Lease terminated and at an end by giving written notice of such termination of Tenant's rights to Tenant and Tenant shall thereupon immediately quit and surrender the Leased Premises to Landlord remaining liable, nevertheless, to Landlord as hereinafter provided. Upon Landlord s termination of Tenant's rights hereunder, Landlord shall be entitled to apply the security deposit specified in Section 2.03 hereof to its own purposes without thereby diminishing or affecting any of Tenant's obligations hereunder for the payment of Minimum Rent or Percentage Rent or other charges, and Landlord may immediately, or at any time thereafter re-enter the Demised Premises and remove all persons and all or any property therefrom by any suitable action or proceeding at law, or otherwise, without being liable for any prosecution therefore; or damages resulting therefrom and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements, to which remedies and acts Tenant specifically consents. In the event of such re-entry, Landlord may, at its option, repair, alter, remodel and change the character of the Demised Premises as it may deem fit, and at any time re-let the Demised Premises or any part or parts thereof, as the agent of Tenant or otherwise. The exercise of Landlord of any right granted hereunder shall not relieve Tenant from the obligation to make all payments of Minimum Rent, Percentage Rent or other charges, and to fulfill all other covenants required by this Lease, at the time and in the manner provided herein. Tenant throughout the remainder of the Term hereof shall pay Landlord, no later than the last day of each month during the term, the then current excess, if any of the sum of the unpaid rentals and costs to Landlord resulting from such default by Tenant over the proceeds, if any, received by Landlord from a re-letting of the Demised Premises, if any.  Landlord shall not be required to re-let the Demised Premises nor exercise any other right granted to Landlord hereunder, nor shall Landlord be under any obligation to minimize Tenant's loss as a result of Tenant’s default.  If Landlord attempts to re-let the Demised Premises, Landlord shall be the sole judge as to whether or not a proposed Tenant is suitable and acceptable. Recovery of possession for the account of Tenant shall not waive or impair Landlord’s absolute right to thereafter terminate this Lease at any time without further notice to Tenant. In addition to the foregoing rights and remedies of the Landlord upon termination of Tenant’s rights under the Lease, the Landlord shall have the option to accelerate all current and future monetary obligations of the Tenant, including remaining installments of rent and such accelerated amounts shall be construed as liquidated damages and shall constitute a debt provable in bankruptcy or receivership.  Such accelerated unpaid rent shall accrue interest at the highest rate allowed by law until paid in full. This Section 13.02 shall apply to any renewal or extension of this Lease, and if Tenant shall default hereunder prior to the date fixed as the commencement of any renewal or extension of the Lease, Landlord may cancel such renewal or extension agreement by ten (10) days written notice to Tenant.

(b)
MONETARY DEFAULT. Upon Tenant's failure to pay the Minimum Rent or Percentage Rent or any other payment provided under the Lease (whether or not treated as additional rents) on its due date, Landlord shall provide three (3) days written notice to Tenant requiring payment in full of all sums then due and owing or possession of the Demised Premises. Unless payment of delinquent sums be forthcoming from Tenant said three (3) days period, in cash or cashier's check drawn on local funds, Landlord shall have the absolute right to immediately file legal proceedings to recover possession of the Demised Premises as well as any unpaid rents or other sums owing from Tenant. In any processory action by Landlord based upon Tenant's non-payment of rent or other charges as required hereunder, Tenant expressly waives any defense other than payment. Tenant's obligation to pay rent is independent of any duty or obligation of the Landlord under this Lease.  In addition, Landlord shall be entitled, as a matter of strict legal right, to enforce his rights as Landlord under the distress for rent proceedings provided by Florida Statutes 83. 11 et. seq., and in furtherance thereof, Tenant hereby expressly waives any right to personal service of the writ of distress and consents and agrees that such writ shall be binding and legally enforceable on Tenant if the same is served upon Tenant by posting the writ of distress on the main door of the Demised Premises or if the writ is served as provided for in the manner of delivery of other notices under Article XIX (b) hereafter. The rights of Landlord under this Subsection (b) of Section 13.02 shall be cumulative and in addition to the rights of Landlord as specified in Subsection (a) of Section 13.02, including the right of rental acceleration, and any other rights or remedies provided under the law.

SECTION 13.03   ABANDONMENT OF PREMISES. "Abandonment" hereunder shall be deemed to include but shall not be limited to either (a) any vacancy of the Demised Premises by Tenant for ten (10) consecutive days without Landlord's prior written consent, or (b) non-operation of the Tenant's business in the Demised Premises for a period of ten (10) consecutive days without Landlord's prior written consent.

          In the event of Tenant's abandonment of the Demised Premises as hereinabove defined, Landlord shall provide Tenant with five (5) days notice of Landlord's intention to re-enter and repossess the Demised Premises, said notice to be conspicuously posted on the Demised Premises, without recourse to further legal proceedings, unless Tenant objects within said five (5) day period. Should Tenant not object within the said five (5) day period, Landlord shall have the absolute right to re-enter the Demised Premises without legal proceedings and without being liable for any prosecution therefore or damages resulting therefrom, and repossess and enjoy the Demised Premises, together with all additions, alterations and improvements, to which remedies and acts the Tenant specifically consents. Thereafter, Landlord shall be entitled to the same rights and remedies as if said re-entry and repossession had occurred pursuant to legal action and as more specifically defined in Section 13.02.

SECTION 13.04   ABANDONMENT OF PERSONAL PROPERTY.  Should Tenant fail to remove Its personal property upon abandonment, expiration, termination or recovery of possession by the Landlord, then upon such abandonment, expiration, termination or recovery of possession and after five (5) days notice to Tenant to remove its property, said notice to also be conspicuously posted on the Demised Premises, all personal property of any nature then remaining on the premises shall be deemed abandoned and title thereto shall vest exclusively in the Landlord. Landlord may thereafter remove and dispose of or liquidate said personal property as Landlord may deem proper in its sole and absolute discretion, provided, however, the proceeds of any sale or liquidation of such property shall be applied first to reduce any sums owed by Tenant to Landlord, including storage costs, attorney's fees and any other expenses incurred by Landlord resulting from such abandonment and any sums remaining shall be returned to Tenant. Tenant hereby waives and agrees to indemnify and hold Landlord harmless from any claim for loss or damage arising from Landlord's dealing with Tenant's property pursuant to the terms of this paragraph.

SECTION 13.05   DEFAULT BY LANDLORD.  Landlord shall in no event be in default in the performance of any of its obligations contained in this Lease unless and until Landlord shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required to correct any such default, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Notwithstanding any default by Landlord, Tenant shall not be excused from the obligation to pay all rents and charges required under this Lease as the same become due.

ARTICLE XIV, RIGHT OF ACCESS

        Landlord may, enter upon the Demised Premises for the purpose of inspecting, making repairs, curing defaults, replacements or alterations, and showing the Demised Premises to prospective purchasers or lessees.

ARTICLE XV, DELAYS

        Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from so doing by cause or causes beyond Landlord s control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services, insurance proceeds, or financing or through acts of God.

ARTICLE XVI, END OF TERM

SECTION 16.01   RETURN OF DEMISED PREMISES.  Upon the expiration or termination of this Lease, as provided for herein, Tenant shall quit and surrender the Demised Premises in good order, broom clean, normal wear and tear and acts of God expected, to the Landlord. Subject to the other terms of this Lease, Tenant shall, at its expense, remove all property of Tenant, all alterations to the Demised Premises not wanted by Landlord, and repair all damage caused by such remodeling and return the Demised Premises to the condition in which they were prior to the installation of the articles so removed.

SECTION 16.02   HOLDING OVER. If Tenant shall hold possession of the Demised Premises after the expiration or termination of this Lease, Tenant shall be deemed to be occupying the Demised Premises as a tenant from month-to-month at double the Minimum Rent and Percentage Rent in effect during the last lease year Immediately proceeding such hold over.

ARTICLE XVII, COVENANT OF QUIET ENJOYMENT

Landlord covenants that if Tenant is not in default, and so long as Tenant pays the rent and all other charges provided for herein, and performs all of Its obligations provided for herein, Tenant shall at all times during the term hereof peaceably have, hold and enjoy the Demised Premises, without any interruption or disturbance from Landlord, or anyone Claiming through or under the Landlord, subject to the terms hereof.

ARTICLE XVIII, MISCELLANEOUS

(a)
This Lease contains the entire agreement between the parties hereto and there are no promises, agreements, conditions, undertakings or warranties or representations, oral or written, between them or other than as set forth herein. If any provisions of this Lease shall be invalid or unenforceable, the remainder of the Lease shall not be affected thereby and each provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

(b)
No notice or other communications given under this Lease shall be effective unless the same is in writing and is delivered in person or mailed by registered or certified mail, return receipt requested, first class, postage prepaid, addressed:

(1)	if to Landlord: See Page 1 or to such other address as Landlord shall designate by giving notice thereof to Tenant.
(2)	if to Tenant: See Page 1

or such other address as Tenant shall designate by giving notice thereof to Landlord.  The date of service of any notice given by mail shall be the date on which such notice is deposited in the U.S. mail.

(c)
It is the intent of the parties hereto that all questions with respect to the construction of this Lease and the rights and the liabilities of the parties hereto shall be determined in accordance with the laws of the jurisdiction in which the Plaza is located.

(d)	This Lease shall bind and inure to the benefit of the parties hereto and their respective legal representatives successors and assigns.

(e)
There shall be no personal liability on the Landlord or any successor with respect to any provisions of this Lease. Tenant shall look solely to the equity of the then owner of the Demised Premises for the satisfaction of any remedies of the Tenant in the event of a breach by Landlord of any of its obligations hereunder.

(f)
Tenant warrants and represents that there was no broker or agent instrumental in consummating this Lease. Tenant agrees to indemnify and hold Landlord harmless against any claims for brokerage or other commissions arising by reason of a breach by Tenant of this representation and warranty.

(g)	The Landlord hereunder shall have the right to freely assign this Lease without notice to or the consent of Tenant.

(h)	The terms of this Lease shall not be interpreted to mean that the Landlord and Tenant are partners or joint ventures.

(i)
Tenant hereby expressly waives for itself and all persons claiming by or through it any right of redemption or for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause.

(j)
This Lease does not guarantee a continuance of light and air over any property adjoining the premises and the reference herein or otherwise made to the plan setting forth the general layout of the building parking areas and other improvements shall not be deemed to be a warranty or representation. The Landlord reserves the right from time to time to make changes additions and eliminations in and to the proposed or completed buildings the other Tenants or in the common areas in the Office Building.

(k)
In the event that any litigation is commenced between the parties hereto concerning this Lease or the rights and duties of either party in relation thereto or in the breach of any of the terms and conditions of this Lease by the Landlord or Tenant the party prevailing in such litigation shall be entitled in addition to such other relief as may be determined by the court in such litigation reasonable attorneys fees and reimbursement of all costs and expenses of such litigation. Each party hereby waives trial by jury as to any and all such litigation ..

(I)	It is expressly agreed between Landlord and Tenant that time is of the essence in performance of all terms and provisions of this agreement.

(m)
If the Tenant shall make any default or defaults under this Lease the Landlord may at its election without waiving any claim for breach of agreement cure such default or defaults for the account of the Tenant. The cost to the Landlord thereof shall be due and payable on demand and shall be deemed a reimbursement hereunder payment of which shall be enforceable as rent or as other monies due Landlord and shall be added to the installment of rent next accruing or any subsequent installment of rent at the election of the Landlord. The Landlord shall not be responsible to the Tenant for any loss or damage resulting in any manner by reason of its undertaking any acts in accordance with the provisions of this Lease.

(n)
The failure of the Landlord to insist in any one or more instances upon the strict performance of any of the covenants or agreements in this Lease or to exercise any option herein contained shall not be construed as a waiver or a relinquishment for the future of such covenant agreement or option but the same shall continue and remain in full force and effect. The receipt by the Landlord of rent or any other money due hereunder with knowledge of the breach of any covenant or agreement hereof by Tenant shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.

Balance of page intentionally blank

IN WITNESS WHEREOF, and intending that this Lease be a sealed instrument, Landlord and Tenant have executed this Lease under seal on the date hereinabove set forth.

Signed, sealed and delivered
In the presence of:

LANDLORD: LA MIRADA PLAZA, LLC

/s/ Lisa Caraglio	/s/ James Tousignant
Witness As to Landlord	BY: James Tousignant, Managing Member

Date: 7/22/05

/s/ Anthony Brown	Date: 7/22/05
Witness As to Landlord

Date: 7/22/05

TENANT: Ultimate Resort, LLC

/s/ Lisa Caraglio	BY: /s/ Phil Callaghan
Witness As to Tenant	Phil Callaghan

Date: 7/22/05	ITS:______________________
Chief Financial Officer
/s/ Anthony Brown	Date: 7/22/05
Witness As to Tenant

Date: 7/22/05

EXHIBIT “A-1”

EXHIBIT "A-2"

The Demised Premises is being taken as-is.  Landlord has no obligation to provide improvements.  The plan below outlines the current suite layout as delivered to Tenant.

EXHIBIT "B"
TENANT'S WORK

         Tenant, at its sole cost and expense, shall perform all work other than that to be performed by Landlord as set forth in Section 3.02 required to complete the Demised Premises to a finished condition ready for the conduct of business therein.

           Prior to commencement of Tenant's Work, Tenant shall submit to Landlord for Landlord's approval complete plans and specifications for such work and, upon Landlord's approval of same, said plans and specifications shall be incorporated into and become a part of this Lease Agreement.

EXHIBIT "C"
SIGN SPECIFICATIONS

The installation of a sign and costs incurred shall be the responsibility of the Tenant.  Sign construction is to be completed in compliance with the instructions limitations and criteria contained in this Exhibit.

1.
It is intended that the signage of the stores in the Office Building shall be developed in an imaginative and varied manner and although previous and current signing practices of the Tenant will be considered they will not govern signs to be installed in the Building.

2.	Each Tenant will be required to identify its premises by a sign.

3.	Sign drawing shall clearly show graphic as well as construction and attachment details. Full information regarding electrical requirements and brightness is to also be included.

4.	Three (3) copies of sign drawings shall be submitted to Landlord.

5.	The wording of signs shall be limited to Tenants Trade Name only and approved “sell copy”

6.	Tenant will be permitted one sign only to be located on his Window Front.

7.	All signs shall have concealed attachment devices, clips, wiring, transformer, 1 tubes and ballast.

8.
Sign letters or components shall not have exposed neon or other lamps. All light source shall be internal and concealed consisting of 13 to 15 millimeters of neon tubing. Coordinate fasteners to prevent electrolysis.

9.
Tenant's sign shall not exceed 20% (as measured within the borders) of Tenant's window front. There must be a border around the sign that measures at least 2 ½” off the edge of the glass. The border color must be selected from Landlord’s approved palette.

10.	Signage letters will be no more than 4” tall.

11.	Landlord to place 1 ½” x 3” number plates centered on the door frame above the door. Garamond font to be used. Number size to be 1 1/8” in height.

12.	Bottom panes of glass to be painted out with black paint so that a blackout condition is created.

13.	All signs shall be designed to meet local sign ordinance.

14.	No signs may be erected without Landlord's prior written approval. No signage is permitted on suite doors.

EXHIBIT "D"
RULES AND REGULATIONS
Tenant agrees as follows:

(1)	No Smoking Policy: Tenant and Tenant’s customers shall not be permitted to smoke inside the Plaza. Special designated break areas are available behind the building.
(2)
All deliveries or shipments of any kind to and from the Demised Premises including loading of goods shall he made only by way of the rear of the Demised Premises or at any other location designated for such purpose by Landlord.

(3)
Garbage and refuse shall be kept in the kind of container specified by Landlord and shall be placed at the location within the Demised Premises designated by Landlord for collection at the times specified by Landlord; Tenant to pay the cost of removal of garbage and refuse; tenant shall store soiled or dirty linen in approved fire rating organization containers.

(4)
No radio, television, phonographs, or similar devices or aerial attached thereto (inside or outside) shall be installed without first obtaining in each instance the Landlords consent in writing and if such consent be given no such device shall be used In a manner so as to be heard or seen outside of the Demised Premises.

(5)	Tenant shall keep the Demised Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.
(6)
The outside areas immediately adjoining the Demised Premises shall be kept clean and free from snow, ice, dirt and rubbish by Tenant and Tenant shall not place, suffer or permit any obstructions or merchandise in such areas.

(7)	Tenant shall not use the public or common areas in the Office Building for business purposes.
(8)
Tenant and its employees shall park their cars only in those areas of the parking lot that the Landlord from time to time shall designate as employee parking, so as not to usurp customer parking. If Tenant or its employees should fail to park in the designated parking areas the Landlord may charge Tenant ten {$10.00} dollars a day or partial day per car parked in any areas other than those designated, as and for liquidated damages.

(9)	Plumbing facilities shall not be used for any other purpose than that for which they are constructed and no foreign substance of any kind shall be thrown therein.
(10)	Tenant shall use at Tenant's cost a pest extermination contractor at such Intervals as Landlord may require.
(11)	Tenant shall not burn trash or garbage in or about the Demised Premises, the Office Building or within one mile of the outside radius of the Plaza.
(12)	Tenant shall not place, suffer or permit displays decorations or shopping carts on the sidewalks in front of the Demised Premises or on or upon any of the common areas of the Office Building.
(13)
Tenant shall not suffer, allow or permit any vibration noise light or other effect to emanate from the Demised Premises or from any machine or other installation therein or otherwise suffer, allow or permit the same to constitute a nuisance or otherwise interfere with the safety comfort and convenience of Landlord or any of the other occupants of the Office Building or their customers, agents or invitees or any others lawfully in or upon the Office Building. Upon notice by Landlord to Tenant that any of the aforesaid is occurring Tenant agrees to forthwith remove or control the same.

(14)
Plaza staff will clean exterior window surfaces. Tenant must keep interior window surfaces free of dust, dirt, finger prints, streaks and other unsightly marks through regular washing, wiping and dusting.

(15)	Tenant shall keep display window and signs in or on the Demised Premises well lighted from sundown until 9:30 p.m. unless prevented from doing so by causes beyond the control of the Tenant.
(16)	Landlord may amend or add new rules and regulations for the use and care of the Demised Premises. The buildings of which the premises are a part and the common areas and facilities.

Amendment No. 1 to Lease Agreement

This Lease Amendment, dated May 1, 2006 by and between La Mirada Plaza, L.L.C., a limited liability corporation organized and existing under the laws of the State of Florida, successor in interest to ASA Investments, Inc. (“Landlord”), and Ultimate Resort, LLC, a corporation organized and existing under the laws of the State of Florida (“Tenant”).   The Landlord and the Tenant executed a Lease Agreement dated November 1, 2005, for Suite 225, located in La Mirada Plaza.

The parties hereto desire to alter and modify said Lease Agreement as follows:

1.	Effective May 1, 2006, Tenant shall additionally lease Suite 226 containing approximately 2,526 square feet for a total of $5,531 square feet.
2.	Effective May 1, 2006, the monthly rent shall be increased to $9,679.25 base rent plus sales tax for total of $10,356.80 per month.
3.	Effective November 1, 2007 and on every anniversary date thereafter the rent shall be increased by four percent (4%)
4.	The Lease expiration date shall remain October 31, 2010.

Except as specifically amended and modified by this Lease Amendment, all other terms of the Lease and the Exhibits attached thereto remain in full force and effect.

In Witness Whereof, the Landlord and the Tenant have executed or caused to be executed this Amendment on the dates shown below their signatures to be effective as of the date set forth above.

Tenant: Ultimate Resort, LLC		Landlord: La Mirada Plaza, L.L.C

By:	/S/ Phil Callaghan	By:	/S/ James Tousignant
Print Name:	Phil Callaghan	Print Name:	James Tousignant
Title:	Chief Financial Officer	Title:	Managing Member

Attest:	Attest:
Print Name:	Print Name:
Title:		Title:
	(Corporate Seal)		(Corporate Seal)
Date:	5/1/06	Date:	5/1/06

Signed and sealed in the presence of:	Signed and sealed in the presence of:

(1)	/S/ Lisa A. Caraglio	(1)	/S/ Lisa A. Caraglio
Print Name:	Lisa A. Caraglio	Print Name:	Lisa A. Caraglio

(2)	/S/ Anthony Brown	(2)	/S/ Anthony Brown
Print Name:	Anthony Brown	Print Name:	Anthony Brown
As to Tenant	As to Landlord

ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION OF LEASE AGREEMENT (this “Agreement”) is entered into as of October 29, 2009 (the “Effective Date”) by and among La Mirada Plaza, LLC, a Florida limited liability company (the “Landlord”), Ultimate Resort, LLC, a Delaware limited liability company (“Assignor”) and Ultimate Escapes, LLC, a Delaware limited liability company (“Assignee”).

Recitals

WHEREAS, Landlord and Assignor entered into that certain Lease Agreement dated as of November 1, 2005 (as amended from time to time, the “Lease”), with respect to Suites 225 and 226 consisting of approximately 5,531 square feet, at the premises known as La Mirada Plaza located in Kissimmee, Florida (the “Premises”).

WHEREAS, Assignor desires to assign all of Assignor’s right, title and interest in and to the Lease to Assignee and Assignee desires to assume all of Assignor’s duties, covenants, obligations and liabilities under the Lease (the “Assignment”).

WHEREAS, pursuant to the terms of the Lease, the Assignment requires Landlord’s prior consent to same and Landlord is willing to provide Landlord’s written consent to the Assignment (the “Consent”), each of which Assignor and Assignee expressly agree to.

NOW, THEREFORE, for and in consideration of the Leases and the foregoing recitals, Landlord, Assignor and Assignee hereby agree, as of the date of the Effective Date, as follows:

1.           Incorporation.  The foregoing recitals are incorporated herein by this reference.

2.           Conflict.       In the event of any conflict between the provisions of the Lease and the provisions of this Agreement, the provisions of this Agreement shall control.  The defined terms set forth in the Lease shall have the same meaning herein unless the context requires a different interpretation.

3.	Assignment and Assumption.

(a)
Assignor hereby transfers, assigns and conveys to Assignee, its successors and assigns, all of Assignor’s right, title and interest in and to the Lease and all rights, titles and interests appurtenant thereto. Assignor, for itself, its successors and assigns, hereby covenants with said Assignee that the Assignor is lawfully seized of said leasehold estate; that the Assignor has good right and lawful authority to assign said leasehold estate; and hereby warrants the title to said leasehold estate and will defend the same against the lawful claims of all persons claiming by, through or under Assignor.

(b)
Assignee does hereby for itself and its successors and assigns accepts the assignment set forth herein and expressly assumes the obligations and liabilities of Assignor under the Lease which accrue from and after the Effective Date.

4.	Consent.

(a)
Landlord hereby Consents to the Assignment and agrees that such Consent fully satisfies all conditions required for Landlord’s consent to the Assignment under the terms of and in accordance with the Lease.

(b)
The Consent of Landlord contained herein shall not be construed as a consent by Landlord to any further assignment, subletting, transfer or other disposition regarding the Lease or the Premises either by Assignor or by Assignee.

5.	Acknowledgement and Agreement of Parties.

Assignor, Assignee and Landlord, by signing below, acknowledge and agree as follows: (i) this Agreement is made and given only for the benefit of the parties hereto and not for the benefit of any other person or party and (ii) except as otherwise expressly provided herein, in no event shall any term or provision of this Agreement be deemed to constitute a waiver, release, forbearance or modification of any kind or nature whatsoever of the terms or provisions of the Lease.

6.	Miscellaneous.

(a)           Assignee hereby acknowledges receipt of copies of the Lease.  Landlord, Assignor and Assignee hereto hereby ratify and affirm the Lease and all of the terms, provisions and conditions thereof.

(b)           This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida, contains the entire agreement of the parties hereto with respect to the subject matter hereof, and may not be changed or terminated orally or by course of conduct, or by any other means except by a written instrument, duly executed by the party to be bound thereby.

(c)           The execution and delivery of this Agreement has been duly authorized, approved and ratified by all necessary action on the part of each party hereto.

(d)           This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.  Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

[SIGNATURES APPEAR ON THE NEXT PAGE]

IN WITNESS WHEREOF, Assignor, Assignee and Landlord have each caused their duly authorized entity officer or representative to execute and deliver this Agreement, all as of the Effective Date.

ASSIGNOR:

ULTIMATE RESORT, LLC

By:	/S/ Philip Callaghan
Name: Philip Callaghan
Title: Senior Vice President and Chief Financial Officer

ASSIGNEE:

ULTIMATE ESCAPES, LLC

By:	/S/ Philip Callaghan
Name: Philip Callaghan
Title: Senior Vice President and Chief Financial Officer

LANDLORD:

LA MIRADA PLAZA, LLC

By:	/S/ James Tousignant
Name: James Tousignant
Title: President and Chief Executive Officer